EXHIBIT 10.61H

June 19, 2019

KEWAUNEE SCIENTIFIC CORPORATION
P.O. Box 1842
Statesville, North Carolina 28687
Attention: Thomas D. Hull III

Re:
Credit and Security Agreement between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), dated as of May 6, 2013, as the same may be amended from time to time (the "Credit Agreement")

Dear Mr. Hull:

Reference is made to the Credit Agreement described above. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower acknowledges that Borrower failed to comply with (a) the Senior Funded Debt to EBITDA Ratio set forth in Section 4.9(b) of the Credit Agreement and (b) the Fixed Charge Coverage Ratio set forth in Section 4.9(c) of the Credit Agreement for the fiscal year ended April 30, 2019 (the “Prior Defaults”). Borrower has requested that Bank waive the Prior Defaults, and Bank hereby agrees, subject to the conditions set forth below, to waive the Prior Defaults, provided, however, that this is a one-time waiver only and applicable only to the expressly stated Prior Defaults, and to no other defaults under the Credit Agreement or any other Loan Document, whether known or unknown at the time of execution of this letter agreement. Except to the extent expressly waived herein or expressly amended and modified herein, all terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect as written, and nothing contained herein shall serve or be deemed to waive or modify any provision of the Credit Agreement or any other Loan Documents, nor waive or modify any rights and/or remedies of Bank thereunder, and Bank expressly reserves all of its rights and remedies under the Credit Agreement and all other Loan Documents.

The effectiveness of this letter agreement is subject to the satisfaction of the following condition precedent: Borrower shall execute and deliver to Bank the following:

(a)    a security agreement in favor of Bank for its benefit, in the form of Exhibit A attached hereto (the “Security Agreement”);

(b)    a financing statement under the UCC or its equivalent filed in the jurisdiction of Borrower; and

(c)    a certificate in form and substance satisfactory to Bank dated as of the date hereof certifying as to the resolutions of the directors and/or shareholders authorizing the execution and delivery of this letter agreement and the Security Agreement.

It is understood and agreed that this letter agreement and the Security Agreement shall be deemed Loan Documents as that term is defined in the Credit Agreement.

Borrower hereby covenants and agrees, promptly upon the request of Bank and in any event not later than 30 calendar days following the date hereof, to enter into one or more amendments to the Credit Agreement for the purposes of incorporating therein the Security Agreement and the granting of the Liens on the Collateral and in furtherance of the terms thereof, as deemed necessary by the Bank in its reasonable discretion.

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Borrower does hereby ratify and affirm the Credit Agreement and all other Loan Documents to which Borrower is a party, and acknowledges and represents that (i) the Credit Agreement together with the other Loan Documents to which Borrower is a party, are in full force and effect without any defense, counterclaim, or right or claim of setoff; and (ii) after giving effect to this waiver on the terms expressly set forth herein, no Event of Default under the Credit Agreement or any other Loan Documents has occurred and is continuing.

All representations and warranties of Borrower contained in the Loan Documents are true, correct and complete in all material respects (unless such representation or warranty is already modified by materiality, in which case such representation or warranty shall be true, correct, and complete in all respects), and are ratified and affirmed by Borrower on and as of the date of this letter agreement, except to the extent that such representations and warranties expressly related solely to an earlier date and except for changes in factual circumstances expressly and specifically permitted thereunder.

Borrower represents and warrants to Bank that there has been no material adverse change in the financial condition of Borrower since the dates of the latest financial statements, information and reports furnished to Bank and Borrower has not entered into any material transaction which is not disclosed in such financial statements, information and reports.

Borrower may have certain Claims (as defined below) against the Released Parties (as defined below) regarding or relating to the Credit Agreement or the other Loan Documents.  Bank and the Borrower desire to resolve each and every one of such Claims in conjunction with the execution of this letter agreement and thus the Bank make the releases contained in this paragraph. In consideration of the Bank entering into this letter agreement and agreeing to concessions as set forth herein, the Borrower hereby fully and unconditionally release and forever discharge Bank, and its directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, in each case, up to the date on which this letter agreement is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrower has, had, claim to have had or hereafter claim to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, in each case, occurring prior to the date on which this letter agreement is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this letter agreement is executed, in each case, arising in connection with the administration or enforcement of the Borrower’s obligations under the Credit Agreement, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”).  The Borrower represents and warrants that it has no knowledge of any Claim by the Borrower against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Borrower against the Released Parties which is not released hereby.  The Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims.

The parties acknowledge and agree that all necessary action to authorize the execution and delivery of this letter agreement has been taken and this letter agreement is the valid and binding obligation and agreement of the parties hereto.

Please indicate your agreement to the terms of this letter agreement by signing as indicated on the following page and returning a fully executed original of this letter. This letter agreement is not effective until signed by all parties and a fully executed original is provided to Bank. This letter agreement may executed in counterparts.

Very truly yours,

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association

By:/s/ Micheal J. Bennett
Name: Michael J. Bennett
Title: Senior Vice President

Accepted and agreed to as of the date first set forth above.

BORROWER:

KEWAUNEE SCIENTIFIC CORPORATION,
a Delaware corporation (SEAL)

By: /s/ Thomas D. Hull III
Thomas D. Hull. III, President and Chief Executive Officer

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